Exhibit 99.1

Starbucks Reports Q4 and Full Year Fiscal 2018 Results
Q4 Consolidated Net Revenues Up 11% to Record $6.3 Billion
Q4 Comparable Store Sales Up 3% Globally Driven by 4% Growth in the U.S.
China Comparable Store Sales Up 1% in Q4, Improved from -2% Reported in Q3
GAAP EPS of $0.56; Non-GAAP EPS of $0.62, Up 13% Year-Over-Year
Active Starbucks RewardsTM Membership in the U.S. Increases 15% Year-Over-Year to 15.3 Million
Returned $8.9 Billion to Shareholders in Fiscal Year 2018, Consistent with Our 3-Year Target to Return $25 Billion

SEATTLE; November 1, 2018 – Starbucks Corporation (NASDAQ: SBUX) today reported financial results for its 13-week fiscal fourth quarter and 52-week year ended September 30, 2018. GAAP results in fiscal 2018 and fiscal 2017 include items which are excluded from non-GAAP results. Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release for more information.

Q4 Fiscal 2018 Highlights

•	Global comparable store sales increased 3%, driven by a 4% increase in average ticket

◦	Americas and U.S. comparable store sales increased 4%

◦	CAP and China comparable store sales increased 1%

•	Consolidated net revenues of $6.3 billion, up 11% over the prior year

◦
Adjusted for an approximately 2% net benefit from streamline-driven activities, and approximately 1% headwind from unfavorable foreign currency translation, consolidated net revenues grew 9% over the prior year

◦
Streamline-driven activities include the consolidation of the acquired East China business, partially offset by licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018, Teavana mall store closures, and the conversion of certain international retail operations from company-owned to licensed models

•	GAAP operating margin, inclusive of restructuring and impairment charges, declined 270 basis points year-over-year to 15.2%

◦	Non-GAAP operating margin of 18.1% declined 190 basis points compared to the prior year

•	GAAP Earnings Per Share of $0.56, up 4% over the prior year

◦	Non-GAAP EPS of $0.62, up 13% over the prior year

•	Starbucks RewardsTM loyalty program grew to 15.3 million active members in the U.S., up 15% year-over-year

•	Mobile Order and Pay represented 14% of U.S. company-operated transactions

•	The company opened 604 net new stores in Q4 and now operates 29,324 stores across 78 markets

•	The company returned $3.6 billion to shareholders through a combination of dividends and share repurchases

Fiscal Year 2018 Highlights

•	Global comparable store sales increased 2%, driven by a 3% increase in average ticket

◦	Americas and U.S. comparable store sales increased 2%

◦	CAP comparable store sales increased 1%

▪	China comparable store sales increased 2%

•	Consolidated net revenues of $24.7 billion, up 10% over the prior year

◦
Adjusted for an approximately 2% net benefit from streamline-driven activities, and approximately 1% benefit from favorable foreign currency translation, consolidated net revenues grew 8% over the prior year

◦
Streamline-driven activities include the consolidation of the acquired East China business, partially offset by Teavana mall store closures, the conversion of certain international retail operations from company-owned to licensed models, licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018, and the sale of our Tazo brand in Q1 FY18

•	GAAP operating margin, inclusive of restructuring and impairment charges, declined 280 basis points year-over-year to 15.7%

◦	Non-GAAP operating margin of 18.0% declined 170 basis points compared to the prior year

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•	GAAP Earnings Per Share of $3.24, up 64% over the prior year

◦	Non-GAAP EPS of $2.42, up 17% over the prior year

•	The company returned $8.9 billion to shareholders through a combination of dividends and share repurchases

“Starbucks record Q4 performance reflected meaningful improvement in virtually every critical operating metric compared to Q3," said Kevin Johnson, ceo. “As we enter fiscal 2019, we are executing against a clear growth agenda, with a focus on our long-term growth markets of the U.S. and China. We are also excited about the long-term growth potential of our new Global Coffee Alliance with Nestlé. I’m incredibly proud of our 350,000 Starbucks partners around the world and pleased with the continued progress in our growth agenda.”

“In Q4, Starbucks delivered improved sequential results in both our Americas and China/Asia Pacific segments. We also further set the stage for increased benefits from our ongoing efforts to streamline the company,” said Scott Maw, cfo. “Each of these factors contributed to the record Q4 results we reported today and position us well for fiscal 2019 and beyond. As always, credit for Starbucks performance belongs to our store partners all around the world who proudly wear the green apron and deliver an elevated Starbucks Experience to our customers, every day.”

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Fiscal 2018 Re-segmentation
In the fourth quarter of fiscal 2018, we realigned our organizational and operating segment structures in support of a newly established Global Coffee Alliance. The scope of the arrangement converts the majority of our previously defined Channel Development segment operations, as well as certain smaller businesses previously reported in the Americas, EMEA and All Other Segments, from company-owned to licensed operations with Nestlé. Our reportable segments have been restated as if those smaller businesses were previously within our Channel Development segment.
In addition, we combined All Other Segments and Unallocated Corporate into one non-reportable segment entitled Corporate and Other.
Further, in an effort to report operating expenses in line with the corresponding revenue-generating activities, we have changed the classification of certain costs, primarily within our CAP segment and mainly from other operating expenses to general and administrative expenses.
Concurrent with the change in reportable segments and realignment of certain operating expenses noted above, we revised our prior period financial information to be consistent with the current period presentation. There was no impact on consolidated net revenues, total operating expenses, operating income, or net earnings as a result of these changes.
We have posted additional details pertaining to these updates, including restated GAAP and non-GAAP P&Ls for FY17 and FY18, on the Supplemental Financial Data page of our Investor Relations website (http://investor.starbucks.com).
Fourth Quarter Fiscal 2018 Summary

	Quarter Ended Sep 30, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	3%	(1)%	4%
Americas	4%	(1)%	5%
CAP	1%	(1)%	2%
EMEA(2)	2%	0%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 15% of the EMEA segment store portfolio as of September 30, 2018.

Operating Results	Quarter Ended		Change
($ in millions, except per share amounts)	Sep 30, 2018	Oct 1, 2017
Net New Stores	604	603	1
Revenues	$6,303.6	$5,698.3	11%
Operating Income	$956.6	$1,022.5	(6)%
Operating Margin	15.2%	17.9%	(270) bps
EPS	$0.56	$0.54	4%

Consolidated net revenues grew 11% over Q4 FY17 to $6.3 billion in Q4 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China at the end of Q1 FY18, incremental revenues from 1,997 net new Starbucks store openings over the past 12 months, and 3% growth in global comparable store sales, partially offset by licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018.

Consolidated operating income declined 6% to $956.6 million in Q4 FY18, down from $1,022.5 million in Q4 FY17. Consolidated operating margin declined 270 basis points to 15.2%, primarily driven by streamline-driven activities, including licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018, the impact of our ownership change in East China at the end of Q1 FY18, and the sale of our Tazo brand in Q1 FY18.

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Additionally, operating margin was adversely impacted by higher investments in our store partners (employees), and food and beverage-related mix shifts, partially offset by sales leverage.
Q4 Americas Segment Results

	Quarter Ended		Change
($ in millions)	Sep 30, 2018	Oct 1, 2017
Net New Stores	250	257	(7)
Revenues	$4,254.2	$3,941.3	8%
Operating Income	$928.5	$901.5	3%
Operating Margin	21.8%	22.9%	(110) bps

Net revenues for the Americas segment grew 8% over Q4 FY17 to $4.3 billion in Q4 FY18, primarily driven by incremental revenues from 895 net new store openings over the past 12 months and 4% growth in comparable store sales, partially offset by the absence of revenue related to the sale of our Brazil retail operations to a licensed partner in Q2 FY18.

Operating income grew 3% to $928.5 million in Q4 FY18, up from $901.5 million in Q4 FY17. Operating margin of 21.8% declined 110 basis points, primarily due to higher investments in our store partners (employees) and food and beverage-related mix shifts, partially offset by sales leverage.

Q4 China/Asia Pacific Segment Results

	Quarter Ended		Change
($ in millions)	Sep 30, 2018	Oct 1, 2017
Net New Stores	278	296	(18)
Revenues	$1,214.6	$859.9	41%
Operating Income	$232.2	$201.7	15%
Operating Margin	19.1%	23.5%	(440) bps

Net revenues for the China/Asia Pacific segment grew 41% over Q4 FY17 to $1,214.6 million in Q4 FY18, primarily driven by incremental revenues from the impact of our ownership change in East China at the end of Q1 FY18, incremental revenues from 756 net new store openings over the past 12 months, and a 1% increase in comparable store sales, partially offset by the absence of revenue related to the sale of our Singapore retail operations to a licensed partner in Q4 FY17.

Q4 FY18 operating income of $232.2 million grew 15% over Q4 FY17 operating income of $201.7 million. Operating margin declined 440 basis points to 19.1%, primarily due to the impact of our ownership change in East China at the end of Q1 FY18.
Q4 EMEA Segment Results

	Quarter Ended		Change
($ in millions)	Sep 30, 2018	Oct 1, 2017
Net New Stores	83	104	(21)
Revenues	$267.3	$255.1	5%
Operating Income	$10.8	$29.0	(63)%
Operating Margin	4.0%	11.4%	(740) bps

Net revenues for the EMEA segment grew 5% over Q4 FY17 to $267.3 million in Q4 FY18, primarily driven by incremental revenues from the opening of 356 net new licensed stores over the past 12 months and 2% growth in comparable store sales, partially offset by unfavorable foreign currency translation.

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Operating income of $10.8 million in Q4 FY18 declined 63% versus operating income of $29.0 million in Q4 FY17. Operating margin declined 740 basis points to 4.0%, primarily due to higher business restructuring costs and impairment of the remaining goodwill related to our Switzerland retail business, partially offset by lapping a tax settlement expense in the prior year.
Q4 Channel Development Segment Results

	Quarter Ended		Change
($ in millions)	Sep 30, 2018	Oct 1, 2017
Revenues	$539.3	$576.5	(6)%
Operating Income	$190.8	$265.4	(28)%
Operating Margin	35.4%	46.0%	(1,060) bps

Net revenues for the Channel Development segment of $539.3 million in Q4 FY18 decreased 6% versus the prior year quarter primarily due to licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018 and the net impact from the sale of our Tazo brand in Q1 FY18, partially offset by an increase in sales of our packaged coffee and premium single-serve products.

Operating income of $190.8 million in Q4 FY18 declined 28% compared to Q4 FY17. Operating margin declined 1,060 basis points to 35.4%, primarily driven by streamline-driven activities, including licensing our CPG and foodservice businesses to Nestlé following the close of the deal on August 26, 2018 and the sale of our Tazo brand in Q1 FY18. Additionally, operating margin was adversely impacted by higher marketing expenses.
Full Year Financial Results

	Year Ended Sep 30, 2018
Comparable Store Sales(1)	Sales Growth	Change in Transactions	Change in Ticket
Consolidated	2%	(1)%	3%
Americas	2%	(1)%	3%
CAP	1%	(1)%	2%
EMEA(2)	0%	(3)%	3%
(1) Includes only Starbucks company-operated stores open 13 months or longer. Comparable store sales exclude the effect of fluctuations in foreign currency exchange rates.
(2) Company-operated stores represent 15% of the EMEA segment store portfolio as of September 30, 2018.

Operating Results	Year Ended		Change
($ in millions, except per share amounts)	Sep 30, 2018	Oct 1, 2017
Net New Stores (1)	1,985	2,254	(269)
Revenues	$24,719.5	$22,386.8	10%
Operating Income	$3,883.3	$4,134.7	(6)%
Operating Margin	15.7%	18.5%	(280) bps
EPS	$3.24	$1.97	64%
(1) Fiscal 2018 net new stores include the net closure of 313 Teavana-branded stores.

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Fiscal 2019 Targets

The company introduces the following fiscal year 2019 targets:

•	Expects to add approximately 2,100 net new Starbucks stores globally

•	Expects global comparable store sales growth near the lower end of our current 3% to 5% range

•	Expects consolidated revenue growth of 5% to 7%

◦	Includes approximately 2% net negative impact related to streamline-driven activities

•	Expects GAAP EPS in the range of $2.32 to $2.37 and non-GAAP EPS in the range of $2.61 to $2.66

Please refer to the reconciliation of GAAP measures to non-GAAP measures at the end of this release.

The company will provide additional information regarding its business outlook during its regularly scheduled quarterly earnings conference calls; this information will also be available following the call on the company's website at http://investor.starbucks.com.

Company Updates

•
In August, Starbucks began licensing its consumer packaged goods and foodservice businesses to Nestlé. The two companies will work closely together on the existing Starbucks range of roast and ground coffee, whole beans, single-serve, and instant coffee offerings. The Alliance will also capitalize on the experience and capabilities of both companies to bring new product offerings for coffee lovers globally.

•
In August, the company announced a strategic partnership with Alibaba Group Holding Ltd. that will enable a seamless Starbucks Experience and transform the coffee industry in China. Collaborating across key businesses within the Alibaba ecosystem, including Ele.me, Hema, Tmall, Taobao and Alipay, Starbucks announced plans to pilot delivery services beginning September 2018, establish “Starbucks Delivery Kitchens” for delivery order fulfillment and integrate multiple platforms to co-create an unprecedented virtual Starbucks store – an unparalleled and even more personalized online Starbucks Experience for Chinese customers.

•
In October, Starbucks announced Patrick Grismer has been appointed executive vice president and chief financial officer (cfo) effective November 30. Reporting to Kevin Johnson, Starbucks president and chief executive officer, Grismer succeeds Scott Maw, who will retire on November 30. Grismer joins Starbucks from his current position as cfo of Hyatt Hotels Corporation, which he has held since joining the company in March 2016. In this role, he was responsible for all facets of the global finance function, as well as corporate strategy, asset management, construction, procurement, and shared services.

•
In October, the company announced its intention to fully license Starbucks operations in France, the Netherlands, Belgium, and Luxembourg to its longstanding strategic partner Alsea, S.A.B. de C.V., the largest independent chain restaurant operator in Latin America. Under the proposal, which is subject to relevant local laws, Alsea will have the rights to operate and develop Starbucks stores in these markets, building on Starbucks regional growth agenda that drives value through strategic licensed relationships. Starbucks also announced plans to introduce a new support structure in its head office in London to better serve an increasingly licensed strategy.

•
In response to critically low coffee prices in Central America, Starbucks announced a commitment of up to $20 million to temporarily relieve impacted smallholder farmers with whom Starbucks does business, until the coffee market self-corrects and rises above the cost of production. These funds will go directly to smallholder farmers in Nicaragua, Guatemala, Mexico and El Salvador to subsidize farmer income during the upcoming harvest season in Central America.

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•
In September, Starbucks celebrated its expansion into Italy - the company's 78th market - by opening the Starbucks Reserve Roastery in Milan. Milan marks the first time Starbucks has established its retail presence in a new market with the Roastery format, of which only two others exist in the world: the Seattle Roastery, which opened in 2014, and the Roastery in Shanghai, which debuted in 2017. Following the opening of the Roastery, Starbucks will bring additional cafés to Milan with licensed partner Percassi beginning in late 2018.

•	The company’s Board of Directors authorized an additional 120 million shares for repurchase under its ongoing share repurchase program.

•
As part of the company's previously announced plan to return $25 billion to shareholders in the form of share buybacks and dividends through fiscal 2020, Starbucks announced that it is currently executing a $5 billion accelerated share repurchase program (ASR) of the Company’s common stock with the assistance of two financial institutions. The Company used proceeds from the recently completed transaction with Nestlé S.A. to execute the ASR, effective October 1, 2018.

•	The company repurchased 58.5 million shares of common stock in Q4 FY18.

•	The Board of Directors declared a cash dividend of $0.36 per share, payable on November 30, 2018, to shareholders of record as of November 15, 2018.

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Conference Call
Starbucks will hold a conference call today at 2:00 p.m. Pacific Time, which will be hosted by Kevin Johnson, president and ceo, Roz Brewer, group president and coo, John Culver, group president, International, Channel Development and Global Coffee & Tea, and Scott Maw, cfo. The call will be webcast and can be accessed at http://investor.starbucks.com. A replay of the webcast will be available until end of day Saturday, December 1, 2018.

About Starbucks
Since 1971, Starbucks Coffee Company has been committed to ethically sourcing and roasting high-quality arabica coffee. Today, with stores around the globe, the company is the premier roaster and retailer of specialty coffee in the world. Through our unwavering commitment to excellence and our guiding principles, we bring the unique Starbucks Experience to life for every customer through every cup. To share in the experience, please visit us in our stores or online at news.starbucks.com or www.starbucks.com.

Forward-Looking Statements
Certain statements contained herein are “forward-looking” statements within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include statements relating to certain company initiatives, strategies and plans, as well as trends in or expectations regarding our diversified business model, the strength, resilience, and potential of our business, operations, and brand, the impacts, benefits, goals and expectations of our streamline initiatives, the execution of our growth agenda, with a focus on our long-term growth markets of the U.S. and China, the long-term growth potential of our Alliance with Nestlé, our focus on shareholder value creation, factors that position us well for fiscal 2019, statements regarding the estimated impact of the changes in U.S. tax law, net new stores, revenues, earnings per share, operating margins, comparable store sales and tax rates, our plans to return $25 billion to shareholders in the form of stock repurchases and dividends, including our accelerated share repurchase program, our fiscal 2019 financial targets, and our strategic, operational, and digital initiatives, including the East China acquisition, our Global Coffee Alliance with Nestlé, our intention to fully license certain European operations and other streamlining activities. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to a number of significant risks and uncertainties. Actual future results may differ materially depending on a variety of factors including, but not limited to, fluctuations in U.S. and international economies and currencies, our ability to preserve, grow and leverage our brands, potential negative effects of incidents involving food or beverage-borne illnesses, tampering, adulteration, contamination or mislabeling, potential negative effects of material breaches of our information technology systems to the extent we experience a material breach, material failures of our information technology systems, costs associated with, and the successful execution of, the company’s initiatives and plans, including the integration of Starbucks Japan and the East China business and successful execution of our Global Coffee Alliance with Nestlé, the acceptance of the company’s products by our customers, our ability to obtain financing on acceptable terms, the impact of competition, the prices and availability of coffee, dairy and other raw materials, the effect of legal proceedings, the effects of changes in U.S. tax law and related guidance and regulations that may be implemented, and other risks detailed in the company filings with the Securities and Exchange Commission, including the “Risk Factors” section of Starbucks Annual Report on Form 10-K for the fiscal year ended October 1, 2017. The company assumes no obligation to update any of these forward-looking statements.

Contacts:

Starbucks Contact, Investor Relations:	Starbucks Contact, Media:
Tom Shaw	Reggie Borges
206-318-7118	206-318-7100
investorrelations@starbucks.com	press@starbucks.com

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in millions, except per share data)

	Quarter Ended			Quarter Ended
	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$5,060.1	$4,477.0	13.0%	80.3%	78.6%
Licensed stores	683.6	617.6	10.7	10.8	10.8
Other	559.9	603.7	(7.3)	8.9	10.6
Total net revenues	6,303.6	5,698.3	10.6	100.0	100.0
Cost of sales including occupancy costs	2,604.6	2,352.1	10.7	41.3	41.3
Store operating expenses	1,841.6	1,639.8	12.3	29.2	28.8
Other operating expenses	156.7	114.4	37.0	2.5	2.0
Depreciation and amortization expenses	326.6	255.4	27.9	5.2	4.5
General and administrative expenses	460.0	402.7	14.2	7.3	7.1
Restructuring and impairments	45.2	33.3	35.7	0.7	0.6
Total operating expenses	5,434.7	4,797.7	13.3	86.2	84.2
Income from equity investees	87.7	121.9	(28.1)	1.4	2.1
Operating income	956.6	1,022.5	(6.4)	15.2	17.9
Net gain resulting from divestiture of certain operations	2.9	83.9	(96.5)	—	1.5
Interest income and other, net	36.2	67.7	(46.5)	0.6	1.2
Interest expense	(63.8)	(22.3)	186.1	(1.0)	(0.4)
Earnings before income taxes	931.9	1,151.8	(19.1)	14.8	20.2
Income tax expense	175.5	362.5	(51.6)	2.8	6.4
Net earnings including noncontrolling interests	756.4	789.3	(4.2)	12.0	13.9
Net earnings/(loss) attributable to noncontrolling interests	0.6	0.8	(25.0)	—	—
Net earnings attributable to Starbucks	$755.8	$788.5	(4.1)	12.0%	13.8%
Net earnings per common share - diluted	$0.56	$0.54	3.7%
Weighted avg. shares outstanding - diluted	1,348.7	1,451.2
Cash dividends declared per share	$0.36	$0.30
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.4%	36.6%
Other operating expenses as a % of non-company-operated store revenues				12.6%	9.4%
Effective tax rate including noncontrolling interests				18.8%	31.5%

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	Year Ended			Year Ended
	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

				As a % of total net revenues
Net revenues:
Company-operated stores	$19,690.3	$17,650.7	11.6%	79.7%	78.8%
Licensed stores	2,652.2	2,355.0	12.6	10.7	10.5
Other	2,377.0	2,381.1	(0.2)	9.6	10.6
Total net revenues	24,719.5	22,386.8	10.4	100.0	100.0
Cost of sales including occupancy costs	10,174.5	9,034.3	12.6	41.2	40.4
Store operating expenses	7,193.2	6,493.3	10.8	29.1	29.0
Other operating expenses	539.3	500.3	7.8	2.2	2.2
Depreciation and amortization expenses	1,247.0	1,011.4	23.3	5.0	4.5
General and administrative expenses	1,759.0	1,450.7	21.3	7.1	6.5
Restructuring and impairments	224.4	153.5	46.2	0.9	0.7
Total operating expenses	21,137.4	18,643.5	13.4	85.5	83.3
Income from equity investees	301.2	391.4	(23.0)	1.2	1.7
Operating income	3,883.3	4,134.7	(6.1)	15.7	18.5
Gain resulting from acquisition of joint venture (1)	1,376.4	—	nm	5.6	—
Net gain resulting from divestiture of certain operations (2)	499.2	93.5	nm	2.0	0.4
Interest income and other, net	191.4	181.8	5.3	0.8	0.8
Interest expense	(170.3)	(92.5)	84.1	(0.7)	(0.4)
Earnings before income taxes	5,780.0	4,317.5	33.9	23.4	19.3
Income tax expense	1,262.0	1,432.6	(11.9)	5.1	6.4
Net earnings including noncontrolling interests	4,518.0	2,884.9	56.6	18.3	12.9
Net earnings/(loss) attributable to noncontrolling interests	(0.3)	0.2	nm	—	—
Net earnings attributable to Starbucks	$4,518.3	$2,884.7	56.6	18.3%	12.9%
Net earnings per common share - diluted	$3.24	$1.97	64.5%
Weighted avg. shares outstanding - diluted	1,394.6	1,461.5
Cash dividends declared per share	$1.32	$1.05
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				36.5%	36.8%
Other operating expenses as a % of non-company-operated store revenues				10.7%	10.6%
Effective tax rate including noncontrolling interests				21.8%	33.2%

(1)	Represents the gain resulting from the acquisition of our East China joint venture.

(2)
Primarily includes the gains on the sales of our Tazo brand and Taiwan joint venture for $347.9 million and $156.6 million, respectively, in FY18. FY17 primarily represents the gain on the sale of our Singapore retail operations of $83.9 million.

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Segment Results (in millions)

Americas

	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

Quarter Ended				As a % of Americas total net revenues
Net revenues:
Company-operated stores	$3,784.7	$3,524.1	7.4%	89.0%	89.4%
Licensed stores	466.0	414.7	12.4	11.0	10.5
Other	3.5	2.5	40.0	0.1	0.1
Total net revenues	4,254.2	3,941.3	7.9	100.0	100.0
Cost of sales including occupancy costs	1,606.3	1,477.4	8.7	37.8	37.5
Store operating expenses	1,455.0	1,326.0	9.7	34.2	33.6
Other operating expenses	40.8	32.6	25.2	1.0	0.8
Depreciation and amortization expenses	160.6	154.3	4.1	3.8	3.9
General and administrative expenses	50.6	45.4	11.5	1.2	1.2
Restructuring and impairments	12.4	4.1	nm	0.3	0.1
Total operating expenses	3,325.7	3,039.8	9.4	78.2	77.1
Operating income	$928.5	$901.5	3.0%	21.8%	22.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.4%	37.6%
Other operating expenses as a % of non-company-operated store revenues				8.7%	7.8%

Year Ended
Net revenues:
Company-operated stores	$14,905.1	$13,996.4	6.5%	89.1%	89.6%
Licensed stores	1,814.0	1,617.3	12.2	10.8	10.4
Other	13.1	6.3	107.9	0.1	—
Total net revenues	16,732.2	15,620.0	7.1	100.0	100.0
Cost of sales including occupancy costs	6,301.2	5,695.0	10.6	37.7	36.5
Store operating expenses	5,747.9	5,320.2	8.0	34.4	34.1
Other operating expenses	150.0	130.8	14.7	0.9	0.8
Depreciation and amortization expenses	638.3	614.9	3.8	3.8	3.9
General and administrative expenses	247.0	201.4	22.6	1.5	1.3
Restructuring and impairments	33.4	4.1	nm	0.2	—
Total operating expenses	13,117.8	11,966.4	9.6	78.4	76.6
Operating income	$3,614.4	$3,653.6	(1.1)%	21.6%	23.4%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				38.6%	38.0%
Other operating expenses as a % of non-company-operated store revenues				8.2%	8.1%

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China/Asia Pacific (CAP)

	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

Quarter Ended				As a % of CAP total net revenues
Net revenues:
Company-operated stores	$1,119.3	$770.0	45.4%	92.2%	89.5%
Licensed stores	93.0	88.7	4.8	7.7	10.3
Other	2.3	1.2	91.7	0.2	0.1
Total net revenues	1,214.6	859.9	41.2	100.0	100.0
Cost of sales including occupancy costs	509.3	370.2	37.6	41.9	43.1
Store operating expenses	313.4	226.6	38.3	25.8	26.4
Other operating expenses	4.3	3.8	13.2	0.4	0.4
Depreciation and amortization expenses	116.1	53.3	117.8	9.6	6.2
General and administrative expenses	65.8	62.9	4.6	5.4	7.3
Total operating expenses	1,008.9	716.8	40.8	83.1	83.4
Income from equity investees	26.5	58.6	(54.8)	2.2	6.8
Operating income	$232.2	$201.7	15.1%	19.1%	23.5%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				28.0%	29.4%
Other operating expenses as a % of non-company-operated store revenues				4.5%	4.2%

Year Ended
Net revenues:
Company-operated stores	$4,096.9	$2,906.0	41.0%	91.6%	89.7%
Licensed stores	365.7	327.4	11.7	8.2	10.1
Other	11.0	6.8	61.8	0.2	0.2
Total net revenues	4,473.6	3,240.2	38.1	100.0	100.0
Cost of sales including occupancy costs	1,898.3	1,396.2	36.0	42.4	43.1
Store operating expenses	1,148.7	845.5	35.9	25.7	26.1
Other operating expenses	22.9	21.2	8.0	0.5	0.7
Depreciation and amortization expenses	412.1	202.2	103.8	9.2	6.2
General and administrative expenses	241.6	207.1	16.7	5.4	6.4
Total operating expenses	3,723.6	2,672.2	39.3	83.2	82.5
Income from equity investees	117.4	197.0	(40.4)	2.6	6.1
Operating income	$867.4	$765.0	13.4%	19.4%	23.6%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				28.0%	29.1%
Other operating expenses as a % of non-company-operated store revenues				6.1%	6.3%

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EMEA

	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

Quarter Ended				As a % of EMEA total net revenues
Net revenues:
Company-operated stores	$142.5	$141.4	0.8%	53.3%	55.4%
Licensed stores	124.6	113.7	9.6	46.6	44.6
Other	0.2	—	nm	0.1	—
Total net revenues	267.3	255.1	4.8	100.0	100.0
Cost of sales including occupancy costs	138.5	134.0	3.4	51.8	52.5
Store operating expenses	55.7	63.1	(11.7)	20.8	24.7
Other operating expenses	15.8	11.8	33.9	5.9	4.6
Depreciation and amortization expenses	8.2	8.2	—	3.1	3.2
General and administrative expenses	11.7	9.0	30.0	4.4	3.5
Restructuring and impairments	26.6	—	nm	10.0	—
Total operating expenses	256.5	226.1	13.4	96.0	88.6
Operating income	$10.8	$29.0	(62.8)%	4.0%	11.4%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.1%	44.6%
Other operating expenses as a % of non-company-operated store revenues				12.7%	10.4%

Year Ended
Net revenues:
Company-operated stores	$575.6	$551.0	4.5%	54.9%	57.5%
Licensed stores	471.3	407.7	15.6	45.0	42.5
Other	1.1	—	nm	0.1	—
Total net revenues	1,048.0	958.7	9.3	100.0	100.0
Cost of sales including occupancy costs	559.2	508.6	9.9	53.4	53.1
Store operating expenses	226.0	214.1	5.6	21.6	22.3
Other operating expenses	62.8	51.3	22.4	6.0	5.4
Depreciation and amortization expenses	31.7	30.6	3.6	3.0	3.2
General and administrative expenses	51.7	41.7	24.0	4.9	4.3
Restructuring and impairments	55.1	17.9	207.8	5.3	1.9
Total operating expenses	986.5	864.2	14.2	94.1	90.1
Operating income	$61.5	$94.5	(34.9)%	5.9%	9.9%
Supplemental Ratios:
Store operating expenses as a % of company-operated store revenues				39.3%	38.9%
Other operating expenses as a % of non-company-operated store revenues				13.3%	12.6%

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Channel Development

	Sep 30, 2018	Oct 1, 2017	% Change	Sep 30, 2018	Oct 1, 2017

Quarter Ended				As a % of Channel Development net revenues
Net revenues	$539.3	$576.5	(6.5)%
Cost of sales	314.3	311.9	0.8	58.3	54.1
Other operating expenses	92.0	58.9	56.2	17.1	10.2
Depreciation and amortization expenses	0.1	0.7	(85.7)	—	0.1
General and administrative expenses	3.3	2.9	13.8	0.6	0.5
Total operating expenses	409.7	374.4	9.4	76.0	64.9
Income from equity investees	61.2	63.3	(3.3)	11.3	11.0
Operating income	$190.8	$265.4	(28.1)%	35.4%	46.0%

Year Ended
Net revenues	$2,297.3	$2,256.6	1.8%
Cost of sales	1,252.3	1,209.3	3.6	54.5	53.6
Other operating expenses	286.5	260.4	10.0	12.5	11.5
Depreciation and amortization expenses	1.3	3.0	(56.7)	0.1	0.1
General and administrative expenses	13.9	11.3	23.0	0.6	0.5
Total operating expenses	1,554.0	1,484.0	4.7	67.6	65.8
Income from equity investees	183.8	194.4	(5.5)	8.0	8.6
Operating income	$927.1	$967.0	(4.1)%	40.4%	42.9%

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Corporate and Other

	Sep 30, 2018	Oct 1, 2017	% Change
Quarter Ended
Net revenues:
Company-operated stores	$13.6	$41.5	(67.2)%
Licensed stores	—	0.5	nm
Other	14.6	23.5	(37.9)
Total net revenues	28.2	65.5	(56.9)
Cost of sales including occupancy costs	36.2	58.6	(38.2)
Store operating expenses	17.5	24.1	(27.4)
Other operating expenses	3.8	7.3	(47.9)
Depreciation and amortization expenses	41.6	38.9	6.9
General and administrative expenses	328.6	282.5	16.3
Restructuring and impairments	6.2	29.2	(78.8)
Total operating expenses	433.9	440.6	(1.5)
Operating loss	$(405.7)	$(375.1)	8.2%

Year Ended
Net revenues:
Company-operated stores	$112.7	$197.3	(42.9)%
Licensed stores	1.2	2.6	(53.8)
Other	54.5	111.4	(51.1)
Total net revenues	168.4	311.3	(45.9)
Cost of sales including occupancy costs	163.5	225.2	(27.4)
Store operating expenses	70.6	113.5	(37.8)
Other operating expenses	17.1	36.6	(53.3)
Depreciation and amortization expenses	163.6	160.7	1.8
General and administrative expenses	1,204.8	989.2	21.8
Restructuring and impairments	135.9	131.5	3.3
Total operating expenses	1,755.5	1,656.7	6.0
Operating loss	$(1,587.1)	$(1,345.4)	18.0%
Corporate and Other primarily consists of our unallocated corporate operating expenses, the results from Starbucks ReserveTM Roastery & Tasting Rooms, Starbucks Reserve brand and products and Princi operations, Evolution Fresh and formerly, the Teavana retail business.

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STARBUCKS CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited, in millions, except per share data)

	Sep 30, 2018	Oct 1, 2017
ASSETS
Current assets:
Cash and cash equivalents	$8,756.3	$2,462.3
Short-term investments	181.5	228.6
Accounts receivable, net	693.1	870.4
Inventories	1,400.5	1,364.0
Prepaid expenses and other current assets	1,462.8	358.1
Total current assets	12,494.2	5,283.4
Long-term investments	267.7	542.3
Equity and cost investments	334.7	481.6
Property, plant and equipment, net	5,929.1	4,919.5
Deferred income taxes, net	134.7	795.4
Other long-term assets	412.2	362.8
Other intangible assets	1,042.2	441.4
Goodwill	3,541.6	1,539.2
TOTAL ASSETS	$24,156.4	$14,365.6
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,179.3	$782.5
Accrued liabilities	2,298.4	1,934.5
Insurance reserves	213.7	215.2
Stored value card liability and current portion of deferred revenue	1,642.9	1,288.5
Current portion of long-term debt	349.9	—
Total current liabilities	5,684.2	4,220.7
Long-term debt	9,090.2	3,932.6
Deferred revenue	6,775.7	4.4
Other long-term liabilities	1,430.5	750.9
Total liabilities	22,980.6	8,908.6
Shareholders’ equity:
Common stock ($0.001 par value) — authorized, 2,400.0 shares; issued and outstanding, 1,309.1 and 1,431.6 shares, respectively	1.3	1.4
Additional paid-in capital	41.1	41.1
Retained earnings	1,457.4	5,563.2
Accumulated other comprehensive loss	(330.3)	(155.6)
Total shareholders’ equity	1,169.5	5,450.1
Noncontrolling interests	6.3	6.9
Total equity	1,175.8	5,457.0
TOTAL LIABILITIES AND EQUITY	$24,156.4	$14,365.6

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STARBUCKS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in millions)

Fiscal Year Ended	Sep 30, 2018	Oct 1, 2017	Oct 2, 2016
OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$4,518.3	$2,884.9	$2,818.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,305.9	1,067.1	1,030.1
Deferred income taxes, net	714.9	95.1	265.7
Income earned from equity method investees	(242.8)	(310.2)	(250.2)
Distributions received from equity method investees	226.8	186.6	223.3
Gain resulting from acquisition of joint venture	(1,376.4)	—	—
Net gain resulting from divestiture of certain retail operations	(499.2)	(93.5)	(6.1)
Stock-based compensation	250.3	176.0	218.1
Goodwill impairments	37.6	87.2	—
Other	89.0	68.9	45.1
Cash provided by changes in operating assets and liabilities:
Accounts receivable	131.0	(96.8)	(55.6)
Inventories	(41.2)	14.0	(67.5)
Accounts payable	391.6	46.4	46.9
Deferred revenue	7,109.4	130.8	180.4
Other operating assets and liabilities	(677.4)	(4.7)	248.8
Net cash provided by operating activities	11,937.8	4,251.8	4,697.9
INVESTING ACTIVITIES:
Purchases of investments	(191.9)	(674.4)	(1,585.7)
Sales of investments	459.0	1,054.5	680.7
Maturities and calls of investments	45.3	149.6	27.9
Acquisitions, net of cash acquired	(1,311.3)	—	—
Additions to property, plant and equipment	(1,976.4)	(1,519.4)	(1,440.3)
Net proceeds from the divestiture of certain operations	608.2	85.4	69.6
Other	5.6	54.3	24.9
Net cash used by investing activities	(2,361.5)	(850.0)	(2,222.9)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	5,584.1	750.2	1,254.5
Repayments of long-term debt	—	(400.0)	—
Proceeds from issuance of common stock	153.9	150.8	160.7
Cash dividends paid	(1,743.4)	(1,450.4)	(1,178.0)
Repurchase of common stock	(7,133.5)	(2,042.5)	(1,995.6)
Minimum tax withholdings on share-based awards	(62.7)	(82.8)	(106.0)
Other	(41.2)	(4.4)	(8.4)
Net cash used by financing activities	(3,242.8)	(3,079.1)	(1,872.8)
Effect of exchange rate changes on cash and cash equivalents	(39.5)	10.8	(3.5)
Net increase/(decrease) in cash and cash equivalents	6,294.0	333.5	598.7
CASH AND CASH EQUIVALENTS:
Beginning of period	2,462.3	2,128.8	1,530.1
End of period	$8,756.3	$2,462.3	$2,128.8
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest, net of capitalized interest	$137.1	$96.6	$74.7
Income taxes, net of refunds	$1,176.9	$1,389.1	$878.7

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Supplemental Information

The following supplemental information is provided for historical and comparative purposes.
U.S. Supplemental Data

	Quarter Ended
($ in millions)	Sep 30, 2018	Oct 1, 2017	Change
Revenues	$3,903.0	$3,585.9	9%
Comparable Store Sales Growth(1)	4%	2%
Change in Transactions	(1)%	0%
Change in Ticket	5%	2%
(1) Includes only Starbucks company-operated stores open 13 months or longer.

Store Data

	Net stores opened/(closed) and transferred during the period
	Quarter Ended		Year Ended		Stores open as of
	Sep 30, 2018	Oct 1, 2017	Sep 30, 2018	Oct 1, 2017	Sep 30, 2018	Oct 1, 2017
Americas:
Company-operated stores	94	112	271	394	9,684	9,413
Licensed stores	156	145	624	558	7,770	7,146
Total Americas	250	257	895	952	17,454	16,559
China/Asia Pacific(1):
Company-operated stores	180	(28)	2,089	259	5,159	3,070
Licensed stores	98	324	(1,038)	777	3,371	4,409
Total China/Asia Pacific	278	296	1,051	1,036	8,530	7,479
EMEA:
Company-operated stores	(6)	(4)	(12)	(21)	490	502
Licensed stores	89	108	358	353	2,830	2,472
Total EMEA	83	104	346	332	3,320	2,974
Corporate and Other(2):
Company-operated stores	3	(54)	(282)	(68)	8	290
Licensed stores	(10)	—	(25)	2	12	37
Total Corporate and Other	(7)	(54)	(307)	(66)	20	327

Total Company	604	603	1,985	2,254	29,324	27,339

(1) China/Asia Pacific store data includes the transfer of 1,477 licensed stores in East China to company-operated retail stores as a result of the purchase of our East China joint venture in the first quarter of fiscal 2018.

(2) As of September 30, 2018, Corporate and Other included 12 licensed Teavana-branded stores.

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Non-GAAP Disclosure

In addition to the GAAP results provided in this release, the company provides certain non-GAAP financial measures that are not in accordance with, or alternatives for, generally accepted accounting principles in the United States. Our non-GAAP financial measures of non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS exclude the below listed items, as they do not contribute to a meaningful evaluation of the company's future operating performance or comparisons to the company's past operating performance. The GAAP measures most directly comparable to non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS are operating income, operating margin and diluted net earnings per share, respectively.

Non-GAAP Exclusion	Rationale
East China acquisition-related gain	Management excludes the gain on the purchase of our East China joint venture as this incremental gain is specific to the purchase activity and for reasons discussed above.
Sale of Taiwan joint venture operations	Management excludes the gain related to the sale of our Taiwan joint venture operations as this incremental gain is specific to the sale activity and for reasons discussed above.
Sale of Tazo brand
Management excludes the net gain on the sale of our assets associated with our Tazo brand and associated transaction costs as these items do not reflect future gains, losses, costs or tax benefits and for reasons discussed above.

Sale of Brazil retail operations
Management excludes the net loss related to the sale of our Brazil retail operations and associated transaction costs as these items do not reflect future losses, expenses or tax impacts and for reasons discussed above.

Restructuring, impairment and optimization costs
Management excludes restructuring charges and business process optimization costs related to strategic shifts in its Teavana, EMEA, U.S., e-commerce and other business units. Additionally, management excludes expenses related to divesting certain lower margin businesses and assets, such as closure of certain company-operated stores and Switzerland goodwill impairment. Management excludes these items for reasons discussed above. These expenses are anticipated to be completed within a finite period of time.

CAP transaction and integration-related costs
Management excludes transaction and integration costs and amortization of the acquired intangible assets for reasons discussed above. Additionally, the majority of these costs will be recognized over a finite period of time.

Sale of Singapore retail operations	Management excludes the net gain related to the sale of our Singapore retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.
Sale of Germany retail operations
Management excludes the net gain, associated costs and changes in estimated indemnifications related to the sale of our Germany retail operations as these items do not reflect future gains, losses or tax impacts and for reasons discussed above.

The Starbucks Foundation donation	Management excludes the company's largest donation to a non-profit organization for reasons discussed above.
2018 U.S. stock award	Management excludes the announced incremental 2018 stock-based compensation award for reasons discussed above.
Nestlé transaction related costs	Management excludes the transaction related costs associated with Nestlé for reasons discussed above.
Other tax matters
On December 22, 2017, the Tax Cuts and Jobs Act was signed into U.S. law. Management excludes the estimated transition tax on undistributed foreign earnings and the re–measurement of deferred tax assets and liabilities due to the reduction of the U.S. federal corporate income tax rate for reasons discussed above.

Non-GAAP operating income, non-GAAP operating margin and non-GAAP EPS may have limitations as analytical tools. These measures should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP. Other companies may calculate these non-GAAP financial measures differently than the company does, limiting the usefulness of those measures for comparative purposes.

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STARBUCKS CORPORATION
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(unaudited)

($ in millions)	Quarter Ended
Consolidated	Sep 30, 2018	Oct 1, 2017	Change
Operating income, as reported (GAAP)	$956.6	$1,022.5	(6.4)%
Restructuring, impairment and optimization costs (1)	50.0	44.6
CAP transaction and integration-related items (2)	63.1	21.2
2018 U.S. stock award (3)	24.1	—
Nestlé transaction related costs	49.3	—
The Starbucks Foundation donation	—	50.0
Non-GAAP operating income	$1,143.1	$1,138.3	0.4%

Operating margin, as reported (GAAP)	15.2%	17.9%	(270) bps
Restructuring, impairment and optimization costs (1)	0.8	0.8
CAP transaction and integration-related items (2)	1.0	0.4
2018 U.S. stock award (3)	0.4	—
Nestlé transaction related costs	0.8	—
The Starbucks Foundation donation	—	0.9
Non-GAAP operating margin	18.1%	20.0%	(190) bps

Diluted net earnings per share, as reported (GAAP)	$0.56	$0.54	3.7%
Restructuring, impairment and optimization costs (1)	0.04	0.03
CAP transaction and integration-related items (2)	0.05	0.01
2018 U.S. stock award (3)	0.02	—
Sale of Singapore retail operations	—	(0.06)
Nestlé transaction related costs	0.04	—
The Starbucks Foundation donation	—	0.03
Other tax matters (4)	0.01	—
Income tax effect on Non-GAAP adjustments (5)	(0.09)	(0.02)
Non-GAAP net earnings per share	$0.62	$0.55	12.7%

(1)
Represents costs associated with our restructuring efforts, primarily asset impairments related to certain company-operated store closures in the U.S. and Canada, as well as business process optimization costs, largely consulting fees in FY18. FY17 represents goodwill and other asset impairment charges associated with our Teavana-branded stores and goodwill impairment related to our Switzerland retail business.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of East China and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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	Year Ended
Consolidated	Sep 30, 2018	Oct 1, 2017	Change
Operating income, as reported (GAAP)	$3,883.3	$4,134.7	(6.1%)
Restructuring, impairment and optimization costs (1)	239.0	164.8
CAP transaction and integration-related items (2)	224.2	61.6
2018 U.S. stock award (3)	45.8	—
Sale of Brazil retail operations	1.6	—
Sale of Singapore retail operations	—	1.4
Nestlé transaction related costs	61.3	—
The Starbucks Foundation donation	—	50.0
Sale of Tazo brand	2.2	—
Non-GAAP operating income	$4,457.4	$4,412.5	1.0%

Operating margin, as reported (GAAP)	15.7%	18.5%	(280) bps
Restructuring, impairment and optimization costs (1)	1.0	0.7
CAP transaction and integration-related items (2)	0.9	0.3
2018 U.S. stock award (3)	0.2	—
Sale of Brazil retail operations	—	—
Nestlé transaction related costs	0.3	—
The Starbucks Foundation donation	—	0.2
Sale of Tazo brand	—	—
Non-GAAP operating margin	18.0%	19.7%	(170) bps

Diluted net earnings per share (GAAP)	$3.24	$1.97	64.5%
East China acquisition gain	(0.99)	—
Sale of Taiwan joint venture operations	(0.11)	—
Sale of Tazo brand	(0.25)	—
Restructuring, impairment and optimization costs (1)	0.17	0.11
CAP transaction and integration-related items (2)	0.16	0.04
Sale of Brazil retail operations	0.01	—
Sale of Singapore retail operations	—	(0.06)
Sale of Germany retail operations	—	(0.01)
The Starbucks Foundation donation	—	0.03
2018 U.S. stock award (3)	0.03	—
Nestlé transaction related costs	0.04	—
Other tax matters (4)	0.13	—
Income tax effect on Non-GAAP adjustments (5)	(0.02)	(0.04)
Non-GAAP net earnings per share	$2.42	$2.06	17%

(1)	Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)	Represents the estimated impact of the U.S. Tax Cuts and Jobs Act, specifically the transition tax on undistributed foreign earnings and re-measurement of deferred taxes.

(5)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.

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Year Ended
Consolidated	Sep 29, 2019
(Projected)
Diluted net earnings per share (GAAP)	$ 2.32 - 2.37
Restructuring, impairment and optimization costs (1)	0.09
CAP transaction and integration-related items (2)	0.23
2018 U.S. stock award (3)	0.05
Nestlé transaction related costs	—
Other	0.01
Income tax effect on Non-GAAP adjustments (4)	(0.09)
Non-GAAP net earnings per share	$ 2.61 - 2.66

(1)	Represents restructuring, impairment and business optimization costs and inventory write-offs related to these efforts recorded within cost of sales including occupancy costs.

(2)
Includes transaction costs for the acquisition of our East China joint venture and the divestiture of our Taiwan joint venture; ongoing amortization expense of acquired intangible assets associated with the acquisition of our East China joint venture and Starbucks Japan; and the related post-acquisition integration costs, such as incremental information technology and compensation-related costs.

(3)	Represents incremental stock-based compensation award for U.S. partners (employees).

(4)	Income tax effect on non-GAAP adjustments was determined based on the nature of the underlying items and their relevant jurisdictional tax rates.
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